Exhibit 99.1

Enova Reports Third Quarter 2018 Results

- Third quarter 2018 revenue grew 35% compared to a year ago, reaching a record $294 million, and adjusted EBITDA grew 30% to $44 million

- Compared to a year ago, third quarter 2018 line of credit revenue grew 43% to $99 million, and installment loan and receivables purchase agreement revenue grew 39% to $137 million

- Total loans and finance receivables outstanding grew 32% year-over-year to $1.020 billion during the third quarter, driven by near-prime installment loan portfolio growth of 33% to $459 million

- Adjusted earnings per share grew 84% year-over-year to $0.46 per share

CHICAGO, Oct. 25, 2018 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology and analytics company offering consumer and small business loans and financing, today announced financial results for the quarter ended September 30, 2018.

"We are pleased to deliver another quarter of robust growth. We continued to see strong demand and stable credit across our six growth businesses," said David Fisher, Enova's CEO. "Our focused growth strategy, scalable online model, diversified product offering and efficient marketing position us well to achieve sustainable and profitable growth. Based on the strong tailwinds in our business, we are raising our full year guidance and anticipate the considerable momentum we are seeing will continue in 2019."

Third Quarter 2018 Summary

  Total revenue of $294 million in the third quarter of 2018 increased 35% from $218 million in the third quarter of 2017.
  Gross profit margin was 44.3% in the third quarter of 2018, compared to 50.7% in the third quarter of 2017.
  Net income was $15 million, or $0.43 per diluted share, in the third quarter of 2018, compared to a net loss of $3 million, or a loss of $0.10 per diluted share, in the third quarter of 2017.
  Third quarter 2018 adjusted EBITDA of $44 million, a non-GAAP measure, increased from $34 million in the third quarter of 2017.
  Adjusted earnings of $16 million, or $0.46 per diluted share, a non-GAAP measure, in the third quarter of 2018 increased from adjusted earnings of $9 million, or $0.25 per diluted share, in the third quarter of 2017.

"Our business model and execution allow us to continue to meet demand that exceeds our expectations while delivering strong top and bottom line results that are within or exceed our guidance ranges," said Steve Cunningham, CFO of Enova. "Our results were further enhanced by the strengthening of our balance sheet during the third quarter. This year we have raised $885 million in funding from diverse sources at competitive costs, resulting in our lowest public company quarterly cost of funds ever, despite increases in market rates. Our solid balance sheet gives us the financial flexibility to execute on our strategic growth plans and further support our competitive position."

Enova ended the third quarter of 2018 with unrestricted cash and cash equivalents of $164 million. As of September 30, 2018, the company had total debt outstanding of $951 million, which included $226 million outstanding under Enova's $445 million securitization facilities. During the third quarter, Enova generated $172 million of cash flow from operations.

Outlook

For the fourth quarter of 2018, Enova expects total revenue of $290 million to $310 million, GAAP results of $0.17 diluted earnings per share to $0.38 diluted earnings per share, adjusted EBITDA of $43 million to $53 million, and adjusted earnings per share of $0.40 to $0.61. For the full year 2018, Enova now expects total revenue of $1.091 billion to $1.111 billion, GAAP diluted earnings per share of $1.92 to $2.13, adjusted EBITDA of $205 million to $215 million, and adjusted earnings per share of $2.46 to $2.67.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its results at 4 p.m. Central Time / 5 p.m. Eastern Time today, Thursday, October 25th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova International call. A replay of the conference call will be available until November 1, 2018, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10125289.

About Enova

Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided more than 5 million customers around the globe with access to more than $20 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit®, On Stride Financial®, Pounds to Pocket®, QuickQuid® and Simplic®; two brands serving small businesses, Headway Capital® and The Business Backer®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables

Enova has provided combined loans and finance receivables, which is a non-GAAP measure. Enova also reports allowances and liabilities for estimated losses on loans and finance receivables individually and on a combined basis, which are GAAP measures that are included in Enova's financial statements. Management believes these measures provide investors with important information needed to evaluate the magnitude of potential cost of revenue and the opportunity for revenue performance of the loan and finance receivables portfolio on an aggregate basis. Management believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on Enova's balance sheet since both revenue and the cost of revenue for loans and finance receivables are impacted by the aggregate amount of loans and finance receivables owned by Enova and those guaranteed by Enova as reflected in its financial statements.

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of certain expense items.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes, stock-based compensation, loss on early extinguishment of debt and acquisition related costs, and Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA and Adjusted EBITDA margin are also useful to investors to help assess Enova's estimated enterprise value. The computation of Adjusted EBITDA and Adjusted EBITDA margin as presented below may differ from the computation of similarly-titled measures provided by other companies.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

	September 30,		December 31,
	2018	2017	2017
Assets
Cash and cash equivalents	$164,122	$110,054	$68,684
Restricted cash (includes restricted cash of consolidated VIEs of $18,678, $22,161 and $21,696 as of September 30, 2018 and 2017 and December 31, 2017, respectively)	20,897	29,866	29,460
Loans and finance receivables, net (includes loans of consolidated VIEs of $319,769, $296,478 and $282,724 and allowance for losses of $28,096, $22,115 and $22,728 as of September 30, 2018 and 2017 and December 31, 2017, respectively)	838,783	637,736	704,705
Income taxes receivable	45,639	9,319	4,092
Other receivables and prepaid expenses	25,699	23,796	23,817
Property and equipment, net	48,514	46,557	48,525
Goodwill	267,013	267,015	267,015
Intangible assets, net	3,523	4,593	4,325
Other assets	12,078	10,842	8,837
Total assets	$1,426,268	$1,139,778	$1,159,460
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$76,188	$78,897	$77,123
Deferred tax liabilities, net	46,321	20,681	12,108
Long-term debt (includes long-term debt of consolidated VIEs of $226,218, $186,533 and $211,406 and debt issuance costs of $1,659, $762 and $3,271, as of September 30, 2018 and 2017 and December 31, 2017, respectively)	951,091	765,395	788,542
Total liabilities	1,073,600	864,973	877,773
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 34,764,648, 33,828,668 and 33,932,673 shares issued and 34,274,785, 33,608,611 and 33,504,555 outstanding as of September 30, 2018 and 2017 and December 31, 2017, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	44,657	26,749	29,781
Retained earnings	327,744	257,812	264,695
Accumulated other comprehensive loss	(12,468)	(7,017)	(7,086)
Treasury stock, at cost (489,863, 220,057 and 428,118 shares as of September 30, 2018 and 2017 and December 31, 2017, respectively)	(7,265)	(2,739)	(5,703)
Total stockholders' equity	352,668	274,805	281,687
Total liabilities and stockholders' equity	$1,426,268	$1,139,778	$1,159,460

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue	$293,879	$217,878	$801,478	$600,045
Cost of Revenue	163,763	107,341	393,810	269,087
Gross Profit	130,116	110,537	407,668	330,958
Expenses
Marketing	36,011	27,000	93,133	69,993
Operations and technology	28,260	27,163	80,993	72,512
General and administrative	24,360	25,164	79,576	77,105
Depreciation and amortization	3,688	3,533	11,363	10,396
Total Expenses	92,319	82,860	265,065	230,006
Income from Operations	37,797	27,677	142,603	100,952
Interest expense, net	(20,244)	(18,292)	(59,272)	(52,526)
Foreign currency transaction gain (loss)	27	65	(2,265)	354
Loss on early extinguishment of debt	(12,469)	(14,927)	(17,179)	(14,927)
Income (Loss) before Income Taxes	5,111	(5,477)	63,887	33,853
(Benefit from) provision for income taxes	(10,193)	(2,109)	2,460	11,496
Net Income (Loss)	$15,304	$(3,368)	$61,427	$22,357
Earnings Per Share:
Net income (loss) per common share:
Basic	$0.45	$(0.10)	$1.81	$0.67
Diluted	$0.43	$(0.10)	$1.75	$0.66
Weighted average common shares outstanding:
Basic	34,168	33,670	33,938	33,533
Diluted	35,665	33,670	35,200	34,119

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (dollars in thousands) (Unaudited)

	Nine Months Ended September 30,
	2018	2017
Cash flows provided by operating activities	$468,160	$311,297
Cash flows used in investing activities
Loans and finance receivables	(505,938)	(325,859)
Property and equipment additions	(11,303)	(10,804)
Other investing activities	93	1,798
Total cash flows used in investing activities	(517,148)	(334,865)
Cash flows provided by financing activities	141,234	93,101
Effect of exchange rates on cash, cash equivalents and restricted cash	(5,371)	4,147
Net increase in cash, cash equivalents and restricted cash	86,875	73,680
Cash, cash equivalents and restricted cash at beginning of year	98,144	66,240
Cash, cash equivalents and restricted cash at end of period	$185,019	$139,920

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES GEOGRAPHIC INFORMATION (dollars in thousands)

The following table presents information on Enova's domestic and international operations for the three and nine months ended September 30, 2018 and 2017.

	Three Months Ended September 30,
	2018	2017	$ Change	% Change
Domestic:
Revenue	$251,054	$181,584	$69,470	38.3%
Cost of revenue	142,702	88,419	54,283	61.4
Gross profit	$108,352	$93,165	$15,187	16.3
Gross profit margin	43.2%	51.3%	(8.1)%	(15.8)%
International:
Revenue	$42,825	$36,294	$6,531	18.0%
Cost of revenue	21,061	18,922	2,139	11.3
Gross profit	$21,764	$17,372	$4,392	25.3
Gross profit margin	50.8%	47.9%	2.9%	6.1%
Total:
Revenue	$293,879	$217,878	$76,001	34.9%
Cost of revenue	163,763	107,341	56,422	52.6
Gross profit	$130,116	$110,537	$19,579	17.7
Gross profit margin	44.3%	50.7%	(6.4)%	(12.6)%

	Nine Months Ended September 30,
	2018	2017	$ Change	% Change
Domestic:
Revenue	$677,658	$504,326	$173,332	34.4%
Cost of revenue	333,021	226,461	106,560	47.1
Gross profit	$344,637	$277,865	$66,772	24.0
Gross profit margin	50.9%	55.1%	(4.2)%	(7.6)%
International:
Revenue	$123,820	$95,719	$28,101	29.4%
Cost of revenue	60,789	42,626	18,163	42.6
Gross profit	$63,031	$53,093	$9,938	18.7
Gross profit margin	50.9%	55.5%	(4.6)%	(8.3)%
Total:
Revenue	$801,478	$600,045	$201,433	33.6%
Cost of revenue	393,810	269,087	124,723	46.4
Gross profit	$407,668	$330,958	$76,710	23.2
Gross profit margin	50.9%	55.2%	(4.3)%	(7.8)%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA (dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for the three months ended September 30, 2018 and 2017.

Three Months Ended September 30,	2018	2017	Change
Cost of revenue	$163,763	$107,341	$56,422
Charge-offs (net of recoveries)	133,417	86,513	46,904
Average combined loans and finance receivables, gross:
Company owned(a)	937,573	698,783	238,790
Guaranteed by Enova(a)(b)	30,238	30,415	(177)
Average combined loans and finance receivables, gross (a)(c)	$967,811	$729,198	$238,613
Ending combined loans and finance receivables, gross:
Company owned	$990,368	$742,796	$247,572
Guaranteed by Enova(b)	30,106	28,943	1,163
Ending combined loans and finance receivables, gross (c)	$1,020,474	$771,739	$248,735
Ending allowance and liability for losses	$153,829	$107,077	$46,752
Combined originations (d)	$697,690	$568,208	$129,482

Loans and finance receivables ratios:
Cost of revenue as a % of average combined loans and finance receivables, gross(a)(c)	16.9%	14.7%	2.2%
Charge-offs (net of recoveries) as a % of average combined loans and finance receivables, gross(a)(c)	13.8%	11.9%	1.9%
Gross profit margin	44.3%	50.7%	(6.4)%
Allowance and liability for losses as a % of combined loans and finance receivables, gross(c)(e)	15.1%	13.9%	1.2%

(a)	The average combined loans and finance receivables, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO) programs, which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined loans and finance receivables.
(d)

Represents loans and finance receivables originated by Enova and third-party lenders through the CSO and includes renewals of existing origination agreements to customers in good standing. The disclosure is statistical data that is not included in Enova's financial statements.

(e)	Allowance and liability for losses as a percentage of combined loans and finance receivables, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net Income (Loss)	$15,304	$(3,368)	$61,427	$22,357
Adjustments:
Loss on early extinguishment of debt(a)	12,469	14,927	17,179	14,927
Intangible asset amortization	268	269	803	811
Stock-based compensation expense	2,882	2,996	8,149	8,303
Foreign currency transaction (gain) loss	(27)	(65)	2,265	(354)
Cumulative tax effect of adjustments	(3,332)	(6,121)	(6,088)	(8,044)
Discrete tax adjustments(b)	(11,237)	—	(11,237)	—

Adjusted earnings	$16,327	$8,638	$72,498	$38,000

Diluted earnings per share	$0.43	$(0.10)	$1.75	$0.66

Adjusted earnings per share	$0.46	$0.25	$2.06	$1.11

Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net Income (Loss)	$15,304	$(3,368)	$61,427	$22,357
Depreciation and amortization expenses	3,688	3,533	11,363	10,396
Interest expense, net	20,244	18,292	59,272	52,526
Foreign currency transaction (gain) loss	(27)	(65)	2,265	(354)
(Benefit from) provision for income taxes	(10,193)	(2,109)	2,460	11,496
Stock-based compensation expense	2,882	2,996	8,149	8,303
Adjustments:
Loss on early extinguishment of debt(a)	12,469	14,927	17,179	14,927

Adjusted EBITDA	$44,367	$34,206	$162,115	$119,651

Adjusted EBITDA margin calculated as follows:
Total Revenue	$293,879	$217,878	$801,478	$600,045
Adjusted EBITDA	44,367	34,206	162,115	119,651
Adjusted EBITDA as a percentage of total revenue	15.1%	15.7%	20.2%	19.9%

(a)

In the first and third quarters of 2018, the Company recorded $4.7 million ($3.7 million net of tax) and $12.5 million ($9.9 million net of tax) losses on early extinguishment of debt related to the repurchase of $50.0 million and $178.5 million, respectively, principal amount of senior notes.

(b)	In the third quarter of 2018, the Company recorded a one-time $11.2 million income tax benefit resulting from various income tax deductions.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands)

Estimated Adjusted EBITDA and Earnings Per Share For 2018

The following tables reconcile estimated Income from operations to Adjusted EBITDA, a non-GAAP measure and diluted income per share to adjusted earnings per share, a non-GAAP measure:

	Estimated Results
	Three Months Ended December 31, 2018
	Low	High
	Unaudited
Income from operations	$36,300	$46,300
Depreciation and amortization	3,700	3,700
Stock-based compensation expense	3,000	3,000
Adjusted EBITDA	$43,000	$53,000

	Estimated Results
	Year Ended December 31, 2018
	Low	High
	Unaudited
Income from operations	$176,600	$186,600
Depreciation and amortization	15,100	15,100
Stock-based compensation expense	11,100	11,100
Foreign currency transaction loss	2,300	2,300
Adjusted EBITDA	$205,100	$215,100

	Estimated Results
	Three Months Ended December 31, 2018
	Low	High
	Unaudited
Diluted income per share	$0.17	$0.38
Adjustments:
Loss on early extinguishment of debt	0.21	0.21
Intangible asset amortization	0.01	0.01
Stock-based compensation expense	0.08	0.08
Cumulative tax effect of adjustments	(0.07)	(0.07)
Adjusted earnings per share	$0.40	$0.61

	Estimated Results
	Year Ended December 31, 2018
	Low	High
	Unaudited
Diluted income per share	$1.92	$2.13
Adjustments:
Loss on early extinguishment of debt	0.71	0.71
Intangible asset amortization	0.03	0.03
Stock-based compensation expense	0.33	0.33
Foreign currency transaction loss	0.06	0.06
Cumulative tax effect of adjustments	(0.28)	(0.28)
Discrete tax adjustments(a)	(0.31)	(0.31)
Adjusted earnings per share	$2.46	$2.67

(a)	In the third quarter of 2018, the Company recorded a one-time $11.2 million income tax benefit resulting from various income tax deductions.

CONTACT: For further information: Public Relations Contact: Kaitlin Lowey, Email: media@enova.com; Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com; Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com